EXHIBIT 23.01

                         INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in Registration Statement No. 33-60342 of Loews Corporation on Form S-3 of our report dated February 16, 1994, appearing in this Annual Report on Form 10-K of Loews Corporation for the year ended December 31, 1993.




Deloitte & Touche

New York, New York
March 24, 1994